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                                                                       EXHIBIT 1

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            E.P. HAMILTON TRUSTS LLC



                  This Limited Liability Company Agreement, dated as of the 12th day of March, 2003, is between and among (i) Deborah E. Wiley, Peter Booth Wiley and W. Bradford Wiley II, as trustees of the trust under Article Sixth of the will of Edward P. Hamilton f/b/o Deborah E. Wiley; (ii) Deborah E. Wiley, Peter Booth Wiley and W. Bradford Wiley II, as trustees of the trust under Article Sixth of the will of Edward P. Hamilton f/b/o Peter Booth Wiley; (iii) Deborah
E. Wiley, Peter Booth Wiley and W. Bradford Wiley II, as trustees of the trust under Article Sixth of the will of Edward P. Hamilton f/b/o W. Bradford Wiley II; (iv) Peter Booth Wiley as trustee of the Trust under agreement dated June 2, 1958 between Edward P. Hamilton, as Grantor, and Francis Lobdell and William J. Seawright, as Trustees, f/b/o Deborah E. Wiley; (v) W. Bradford Wiley II as trustee of the Trust under agreement dated June 2, 1958 between Edward P. Hamilton, as Grantor, and Francis Lobdell and William J. Seawright, as Trustees f/b/o Peter Booth Wiley; and (vi) Deborah E. Wiley as trustee of the Trust under agreement dated June 2, 1958 between Edward P. Hamilton, as Grantor, and Francis Lobdell and William J. Seawright, as Trustees, f/b/o W. Bradford Wiley II, each of whom is referred to herein as a "Member."

                                * * * * * * * * *

                  WHEREAS, the Members have determined that it is advisable to form a limited liability company (the "Company") under the laws of the State of Delaware for the purpose of investing in and owning the securities of John Wiley & Sons, Inc. and effectuating any and all transactions with respect thereto;





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                  WHEREAS, the Company is formed by Members who know and trust one another and who have surrendered certain individual management control with respect to the assets of the Company for the purpose of creating unified control of the Company's assets based upon their relationship and trust and, accordingly, an unauthorized transfer of a Member's interest could create a substantial hardship to the Company and the Members; and

                  WHEREAS, in consideration of the foregoing the Members have determined that it is advisable to establish the restrictions upon ownership and transfer of interests in the Company set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Members agree as follows:


                                   ARTICLE I.

                          Formation, Name and Principal
                                Place of Business

                  1. Formation. The Members hereby organize the Company, to be known as E.P. Hamilton Trusts LLC, pursuant to the Delaware Limited Liability Company Act, Title 6, Chapter 18 of the Delaware Code (the "Law"; all references to the Law shall include any amendments or any substitute or successor provisions thereto).


                  2. Place of Business. The principal place of business of the Company shall be located at 1095 Market Street, Suite 309, San Francisco, California.

                                   ARTICLE II.

                             Purpose of the Business

                  The Company shall engage in the business of owning, investing in, administering and otherwise managing the securities of John Wiley & Sons, Inc. held by the Company from time to time and such other lawful activities as the Members shall determine.




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                                  ARTICLE III.

                                     MEMBERS

                  No person shall be admitted as a Member hereof unless he, she or it is (i) a descendant of W. Bradford Wiley; (ii) a trustee of a trust in which the remaindermen are, exclusively, descendants of W. Bradford Wiley, which shall, for all purposes of this Agreement, include a trustee of a trust for a spouse of any such descendant of W. Bradford Wiley in which the remaindermen are, exclusively, descendants of W. Bradford Wiley or (iii) a limited liability company or family limited partnership or other entity in which all interests are owned, and are required to be owned, exclusively by descendants of W. Bradford Wiley.

                                   ARTICLE IV.

                              CAPITAL CONTRIBUTIONS
                              AND MEMBERS' ACCOUNTS

                  1. Initial Capital Contributions. As their initial capital contributions to the Company, each Member shall be credited with the amount of capital contribution to the Company reflected on Exhibit A hereto.

                  2. Additional Contributions; No Withdrawal. No Member shall have any obligation to contribute additional capital or make any loan to the Company. No interest shall be paid on any capital contributed to the Company. No Member shall be entitled to a return of all or any part of the capital contributions of such Member in the Company until the full and complete winding up and liquidation of the business and affairs of the Company or upon withdrawal of the Member in accordance with Article VIII, Section 2(c) hereof.


                  3. Capital Accounts. (a) A single capital account (hereinafter called the "Capital Account") shall be maintained for each Member in accordance with the capital accounting rules of Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"; all citations to



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the Code or to the Regulations promulgated thereunder (the "Regulations") shall include any amendments or any substitute or successor provisions thereto). In general, under such rules, a Member's Capital Account shall be:

                  (i) increased by (A) the amount of money contributed by the Member to the Company (including the amount of any Company liabilities that are assumed by such Member other than in connection with distributions of Company property), (B) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that under Section 752 of the Code the Company is considered to assume or take subject to), and (C) allocations to the Member of Company Net Income (or items thereof), including income and gain exempt from tax; and

                  (ii) decreased by (A) the amount of money distributed to the Member (including the amount of such Member's individual liabilities that are assumed by the Company other than in connection with contribution of property to the Company), (B) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that under Section 752 of the Code such Member is considered to assume or take subject to),
(C) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly chargeable to the Capital Account, and (D) allocations to the Member of Net Loss (or items thereof).


                  (b) If Section 704(c) of the Code applies to Company property or if Company property shall be revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, each Member's Capital Account shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations with respect to allocations to the Members of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.



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                  (c) When Company property shall be distributed in kind
(whether in connection with liquidation and dissolution of the Company or otherwise), the Capital Accounts of the Members shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in the Capital Account) would be allocated among the Members, if there had been a taxable disposition of such property at the fair market value of such property (taking into account Section 7701(g) of the Code) on the date of distribution.


                  (d) The foregoing provisions of this Article IV(3) shall be interpreted in accordance with the requirements of Section 1.704-1(b)(2)(iv) of the Regulations. The Regulations shall govern the maintenance of Capital Accounts to the extent this Agreement is silent as to treatment of a particular item or a provision of this Agreement relating to Capital Account balances is in conflict with the Regulations.

                  4. Percentage Interests. The percentage interest of each Member in the Company (the "Percentage Interest") is set forth on Exhibit A hereto.

                                   ARTICLE V.

                                   ALLOCATIONS
                                AND DISTRIBUTIONS

                  1. Net Income and Net Loss. "Net Income" and "Net Loss" shall mean, for each fiscal year, the Company's income or loss, as the case may be, for Federal income tax purposes, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in determining Net Income or Net Loss), with the following adjustments:



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                  (i) any income of the Company that is exempt from Federal
income tax and not otherwise taken into account shall be added to Net Income or subtracted from Net Loss; and

                  (ii) any expenditures of the type described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account, shall be subtracted from Net Income or added to Net Loss.


             2. Allocations.

                  (a) In General. Net Income and Net Loss will be allocated to the Members in proportion to each Member's respective Percentage Interest.

                  (b) Allocations With Respect to Property. Solely for tax purposes, in determining each Member's allocable taxable income or loss of the Company, depreciation, depletion, amortization and gain or loss with respect to
(i) any contributed property or (ii) revalued property, if the Company's property is revalued pursuant to Section 1.704-1 (b)(2)(iv)(f)of the Regulations, shall be allocated to the Members in the manner provided in Section 704(c) of the Code with respect to contributed property and in the same manner as provided in such Section with respect to any property so revalued. The allocation shall take into account, to the full extent required or permitted by the Code, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company) and the fair market value of the property determined by the Members at the time of its contribution or revaluation, as the case may be.

                  (c) Change of Pro Rata Interests. Except as required by law, if the proportionate interests of the Members of the Company are changed during any taxable year,



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unless the Members agree otherwise, all items to be allocated to the Members for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Members in the manner in which such items are allocated as provided in
Article V, Section 2(a) during each such portion of the taxable year in question.

                  3. Distributions. Distributions, if any, shall be made as and when determined by the Managers and in the form of cash, securities or such other property of the Company as the Managers may so determine. Distributions shall be made to Members in accordance with their respective Percentage Interests as of the date of such distribution, subject to adjustments as provided in Article V, Section 2(c) in the event of a change in pro rata interests.

                                   ARTICLE VI.

                                   MANAGEMENT

                  1. Managed by Managers. (a) The business and affairs of the Company shall be managed and conducted by at least two managers (the "Managers") to be appointed by the vote or written consent of the Members holding not less than two-thirds (2/3) of the Percentage Interests of the Members. Deborah E. Wiley, Peter Booth Wiley and W. Bradford Wiley II are hereby designated to serve as Managers commencing on the date hereof. The Managers shall have the exclusive right to manage the affairs of the Company and handle all matters arising in connection therewith except as otherwise set forth herein. No action shall be taken by the Managers unless two-thirds (2/3) of the Managers have consented to such action.

                  (b) Each Manager (i) shall be a descendant of W. Bradford Wiley; (ii) may be, but need not be, a Member of the Company; (iii) may be removed or replaced only with



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the consent of two-thirds (2/3) of the Managers; and (iv) unless such Manager has (a) been removed or (b) has resigned by at least 30 days notice to the Members, shall hold office for the life of the Company.


                  (c) Notwithstanding anything to the contrary herein, (i) the Managers, by consent of at least two-thirds (2/3) vote of the Managers, may appoint one or more additional Managers meeting the requirements set forth above; and (ii) in the event that a Manager cannot fulfill his or her duties due to death or incapacity, the remaining Managers, by at least two-thirds (2/3) vote of the Mangers, shall have the right but not the obligation to appoint a replacement meeting such requirements.

                  2. Rights and Powers of Managers. Unless otherwise limited hereunder, the Managers shall have all specific rights and powers required or appropriate to the management of the Company including, without limitation, the power to invest in or sell any property, including corporate stocks of any class, interests in general or limited partnerships or limited liability companies (other than the Company), the power to vote any such stocks or interests, and the power to engage the services of such accountants, attorneys and investment advisors as the Mangers shall deem appropriate; provided, however, that the Managers shall not have the authority to (i) do any act in contravention of this Agreement; (ii) do any act which would make it impossible to carry on the ordinary business of the Company; or (iii) possess property of the Company or assign the rights of the Company in specific property of the Company for other than the purposes of the Company.

                  3. Limitations on Managers' Authority. The following actions shall be taken only by vote or written consent of the Members holding not less than two-thirds (2/3) of the Percentage Interests of the Members:



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                           (i) to dissolve the Company or merge or consolidate
it with another entity; and


                           (ii) to amend this Agreement.

                  4. Filings. The parties have heretofore caused the filing with the Secretary of State of the State of Delaware of a Certificate of Formation of the Company. The Managers shall take all action that may be necessary or appropriate for the continuation of the valid existence of the Company as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence shall be necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it shall be engaged).


                  5. Tax Returns. The Managers shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company with any taxing authority, and to make timely filing thereof. Within 60 days after the end of each calendar year (or such later date determined by the Managers), the Managers shall prepare or cause to be prepared and delivered to each Member a report setting forth in reasonable detail the information with respect to the Company during such calendar year reasonably required to enable each Member to prepare his or her federal, state and local income tax returns in accordance with applicable law then prevailing. The Managers shall determine which Member shall act as "Tax Matters Partner" for the Company. The initial Tax Matters Partner shall be Peter Booth Wiley.


                  6. Authority. Any person doing business with or otherwise dealing in any transactions whatsoever with the Managers acting as such shall be entitled to rely fully on the Managers' power and authority to bind the Company in that business or transaction.

                  7. Elimination of Liability. Neither the Members nor any Manager shall have liability to the Company or its Members for failure to perform in accordance with or to comply



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with the terms of this Agreement or for any other reason, provided that the foregoing shall not eliminate the liability of the Member or Manager if a judgment or other final adjudication adverse to the Member or Manager establishes that his or her acts or omissions were in bad faith or involved willful misconduct or a knowing violation of law or that the Member or Manager personally gained a financial profit or other advantage to which the Member or Manager was not legally entitled.


                  8. Indemnification. The Company shall indemnify and hold harmless any Member or Manager from and against any and all claims and demands whatsoever (including, without limitation, such as may result from any threatened or actual civil or criminal action or proceeding) incurred or made by reason of such Member's or Manager's status as such, except in the event that a judgment or other final adjudication adverse to such Member or Manager shall establish that his or her acts or omissions were in bad faith or involved willful misconduct or a knowing violation of law and were material to the cause of action so adjudicated or that the Member or Agent personally gained a financial profit or other advantage to which the Member or Manager was not legally entitled.


                                     ARTICLE VII.

                                  BOOKS AND RECORDS

                  1. Maintenance of Books and Records. Full and accurate books of account and records of the Company shall be maintained and kept at the principal place of business of the Company. All transactions of or relating to the Company and its business shall be entered in such books.

                  2. Members' Access to Information. Each Member or his, her or its representative, duly authorized in writing, shall have the right to obtain from the Company, after




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reasonable notice, true and full information relating to the status of the business and financial condition of the Company and such other information regarding the affairs of the Company as shall be reasonably requested.

                  3. Annual Statements. As soon as practicable after the end of each calendar year, which shall be the fiscal year of the Company, the Managers shall cause to be prepared a statement of financial condition as of the last day of such year and a statement of income and expenses for the year then ended, together with such supporting schedules as the Company shall from time to time cause to be included therewith. Each of said annual statements shall be prepared on an income tax basis and shall be delivered to each of the Members forthwith upon completion of its preparation.


                                 ARTICLE VIII.

                              TRANSFER OF INTERESTS

                  1. (a) The ownership and transferability of interests in the Company are substantially restricted as set forth herein. Neither record title nor beneficial ownership of a Member's interest in the Company may be transferred or encumbered except as otherwise set forth in this Agreement.

                     (b) Except as provided in Section 2 below, no person acquiring an interest in the Company by sale, assignment or otherwise may be admitted to the Company without the unanimous vote or consent of the Members.
No Member may grant a security interest in or otherwise pledge, hypothecate or encumber his, her or its interest in the Company or such Member's distributions without the unanimous vote or consent of the other Members. It is understood that the Members are under no obligation to give such consent and are subject to no liability for withholding such consent.



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                     (c) Except as provided in Section 2 below, no Member may
sell, assign or otherwise transfer record title or beneficial ownership of all or any part of his, her or its interest in the Company to any person or entity without the unanimous vote or consent of the Members.

                  2. (a) A Member or an estate of a deceased Member may transfer all or part of a Member's interest in the Company to (A) any descendant of W. Bradford Wiley; or (B) a trust in which the remaindermen are, exclusively, descendants of W. Bradford Wiley. Any such transfer shall be effective and valid hereunder only if the recipient of the transfer executes and delivers to the Company of a copy of this Agreement. After such execution and delivery, a transferee shall become a Member subject to all the terms and provisions of this Agreement. A substituted or additional Member shall be entitled to all the rights and subject to all the duties of a Member under this Agreement, and any reference herein to a Member or Members shall be deemed to include each such substituted or additional Member. Regardless of whether the estate of a deceased Member shall become a substituted Member, such estate shall be liable for all the liabilities, if any, of the decedent as a Member.


                  (b) (i) If at any time a Member (the "Offering Party") shall desire to dispose of all or any portion of his or her interest in the Company to a transferee other than a descendant of W. Bradford Wiley or a trust in which the remaindermen are, exclusively descendants of W. Bradford Wiley, the Offering Party shall first give to the other Members and to all known living descendants of W. Bradford Wiley and the trustees of all known trusts in which the remaindermen are, exclusively, descendants of W. Bradford Wiley as identified by the Managers (the "Insiders") a notice (an "Offering Notice") of the interest to be disposed of, and the price (which shall not be higher than the closing trading price per share on the day of the Notice of any marketable securities corresponding to the Offering Party's Percentage Interest in the LLC being offered) and the terms of disposition, which shall be accompanied by a copy of



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the written offer to purchase received from the proposed transferee. The
Insiders shall have the right, irrevocable for a period of 30 days after the giving of the Offering Notice (the "Insiders' Offer Period"), to elect to purchase all or any portion of the interest specified in the Offering Notice at the price and on the terms set forth therein.

                  (ii) If the Insiders shall not elect to purchase all or part of the interest offered in the Offering Notice pursuant to the foregoing provisions of this Section 2(b), the Managers, by two-thirds (2/3) consent, shall have the right, irrevocable for a period of 10 days from the end of the Insiders' Offer Period, to designate any person, persons, entity or entities who or which shall have the exclusive right to purchase the remaining interest (the "Designee"). The Designee(s) shall then have the right, irrevocable for a period of 20 days from the date of designation (the "Designee Offer Period"), to elect to purchase all or any portion of the interest specified in the Offering Notice at the price and the terms set forth therein.

                  (iii) If an Insider or Designee shall elect to exercise his, her or its right to purchase, notice of such election (an "Election Notice") shall be given to the Offering Party within the Insider Offer Period or the Designee Offer Period, as the case may be, which Election Notice shall specify a closing date not less than 15 or more than 45 days after the giving thereof, and on the date so specified the Offering Party shall sell, and the Insider or Designee, as the case may be, shall purchase, the interest specified in the Election Notice at the price and upon the terms provided therein. If more than one Insider shall send an Election Notice, the right to buy such interest shall be divided as agreed upon among the Insiders who shall have sent the Election Notices or, failing such agreement, equally among the Insiders, and the closing shall be held on a date mutually agreeable to the Offering Party and the Insiders electing to purchase, but in no event later than 30 days after the expiration of the Offering Period. If more than one Designee shall send an Election Notice, the allocation of the right to buy such interest shall be



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determined by consent of two-thirds (2/3) of the Managers (other than the
Offering Party, if he or she shall be a Manager). If the Designee(s) shall purchase an interest specified in the Offering Notice, the Company shall deliver to the Designee(s) at the closing such portion of the Offering Party's current capital contribution corresponding to the interest purchased, and the Offering Party's Percentage Interest shall be adjusted accordingly.

                     (c) If the interest offered in the Offering Notice is not sold to the Insider(s) or Designee(s) pursuant to the foregoing provisions of
Section 2(b), any Member other than Deborah E. Wiley, Peter Booth Wiley and W. Bradford Wiley II, as trustees of the trusts entering into this Agreement, (a "Non-Founding Member"), may, upon written notice to the Company given within ten business days after the giving of the Offering Notice, withdraw as a Member of the Company, and the Company shall promptly return such withdrawing Member's capital contribution in kind as reflected by such withdrawing Member's current Capital Account. The withdrawing Member may dispose of the returned capital contribution without restriction. If the Non-Founding Member does not withdraw within three months after giving the Offering Notice, Section 2(b) above shall again be applicable in respect of any proposed disposition of all or any portion of the Non-Founding Member's interest in the Company.


                                   ARTICLE IX.

                                   DISSOLUTION

                  1. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

                        (a) The vote or consent of Members holding not less than two-thirds (2/3) of the Percentage Interests of the Members;



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                        (b) Any event which terminates the continued membership
of the last to survive of the Members in the Company under the Law; and

                        (c) the entry of a decree of judicial dissolution under the Law.

              2. Liquidation and Distribution of Assets.

                        (a) Winding Up. Upon the dissolution of the Company, it shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate or distribute its assets. The Managers, by two-thirds (2/3) consent, shall appoint a liquidator (who may, but need not, be a Member) who shall have sole authority and control over the winding up of the Company's business and affairs and shall diligently pursue the winding up of the Company.

                        (b) Settling of Accounts. Upon the dissolution, the proceeds of any liquidation shall be applied as follows: (i) first, to pay or provide for all expenses of liquidation and winding up; (ii) second, to pay or provide for all debts, obligations and liabilities of the Company in the order of priority as provided by law, other than debts owing to the Members in respect of distributions pursuant to Section 18-601 or Section 18-604 of the Law; (iii) third, to pay all debts of the Company owing to Members in respect of distributions pursuant to Section 18-601 or Section 18-604 of the Law; (iv) fourth, to the Members in accordance with and to the extent of their respective positive Capital Accounts until the Capital Account of each Member is zero; and
(v) fifth, to the Members in accordance with their respective Percentage Interests immediately preceding such liquidation.


                        (c) Certificate of Cancellation. Upon dissolution and completion of the winding up of the Company and distribution of its assets, the liquidator shall cause to be executed and filed with the Secretary of State of the State of Delaware a certificate of cancellation in accordance with Section 18-203 of the Law.



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                                   ARTICLE X.

                           TERMINATION AND WITHDRAWAL

                  1. Termination of Rights. Upon the death, withdrawal, dissolution, expulsion, bankruptcy or occurrence of any other event which shall terminate the continued membership of a Member in the Company under the Law, all membership rights of such Member shall be automatically terminated and, except as provided in Article VIII of this Agreement, the executor, trustee or other successor of such Member shall have no right to be admitted to the Company as a Member and shall have only the rights of an assignee of the interest of such Member pursuant to Section 18-702 of the Law and such rights as are provided for in Section 18-705 of the Law.

                  2. Withdrawal. Except pursuant to the vote or consent of two-thirds (2/3) of the Managers the Members or Article VIII, a Member shall have no right to withdraw from the Company prior to the dissolution and winding up of the Company.

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

                  1. Entire Agreement. This Agreement contains the entire agreement of the parties, supersedes all prior agreements and may not be changed, altered, or amended, except pursuant to the vote or consent of the Members. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and legal representatives of the Members.

                  2. Enforcement. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, the remainder of this Agreement and the application of its provisions to other persons and circumstances shall not be affected thereby.



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                  3. Counterparts. This Agreement may be executed in
counterparts, all of which taken together shall be deemed one original.

                  4. Captions. The captions of the respective sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning of the provisions of this Agreement.

                  5. Notices. All notices required or provided for by the provisions of this Agreement shall be in writing and shall be deemed given when deposited in first class mail, transmitted by facsimile or delivered by courier to the last address or facsimile number of the Member to whom such notice is to be given appearing in the records of the Company.

                  6. Application of the Law. This Agreement shall be governed by the laws of the State of Delaware. Any matter not specifically covered by a provision of this Agreement shall be governed by the applicable provisions of such laws.

                  7. Adopteds. The relationship of any person which is derived by or through legal adoption shall for all purposes of this Agreement be considered to be a natural one provided that the person adopted shall be a minor under the age of twelve years at the time of said adoption.



                                  * * * * * *



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                  IN WITNESS WHEREOF, the parties hereto have executed and

delivered this Agreement as of the date first above written.

                                    /s/ Peter Booth Wiley
                         ----------------------------------------------------

                                   /s/ Bradford Wiley II
                         ----------------------------------------------------

                                  /s/ Deborah E. Wiley
                         ----------------------------------------------------
                         Deborah E. Wiley, Peter Booth Wiley and W. Bradford Wiley II, as trustees of the trusts under Article Sixth of the will of Edward P. Hamilton f/b/o (1) Deborah E. Wiley, (2) Peter Booth Wiley, and (3) W. Bradford Wiley II


                                   /s/ Peter Booth Wiley
                         ----------------------------------------------------
                         Peter Booth Wiley, as trustee of the Trust u/a dated June 2, 1958 between Edward P. Hamilton, Grantor, and Francis Lobdell and William J. Seawright, Trustees, f/b/o Deborah E. Wiley


                                    /s/ Bradford Wiley II
                         ----------------------------------------------------
                         W. Bradford Wiley II, as trustee of the Trust u/a dated June 2, 1958 between Edward P. Hamilton, Grantor, and Francis Lobdell and William J. Seawright, Trustees, f/b/o Peter Booth Wiley


                                   /s/ Deborah E. Wiley
                         ----------------------------------------------------
                         Deborah E. Wiley, as trustee of the Trust u/a dated June 2, 1958 between Edward P. Hamilton, Grantor, and Francis Lobdell and William J. Seawright, Trustees, f/b/o W. Bradford Wiley II



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







                                    EXHIBIT A


------------------------------------------------------------------------------------------------------------------------
               Member/Address                                 Initial Contribution*               Percentage Interest
------------------------------------------------------------------------------------------------------------------------
Deborah E. Wiley, Peter Booth Wiley and W. Bradford            Class A:        0
Wiley II as trustees of trust u/w/o E.P. Hamilton              Class B:  1,413,544                       16.4
f/b/o Deborah Wiley
------------------------------------------------------------------------------------------------------------------------
Deborah E. Wiley, Peter Booth Wiley and W. Bradford            Class A:        0
Wiley II as trustees of trust u/w/o E.P. Hamilton              Class B:  1,413,540                       16.4
f/b/o Peter Booth Wiley
------------------------------------------------------------------------------------------------------------------------
Deborah E. Wiley, Peter Booth Wiley and W. Bradford            Class A:        0
Wiley II as trustees of trust u/w/o E.P. Hamilton              Class B:  1,413,540                       16.4
f/b/o W. Bradford Wiley II
------------------------------------------------------------------------------------------------------------------------
Peter Booth Wiley as trustee of E. P. Hamilton                 Class A:  875,136
Trust u/a/d 6/2/58 f/b/o Deborah E. Wiley                      Class B:  583,424                         16.9
------------------------------------------------------------------------------------------------------------------------
W. Bradford Wiley II as trustee of E. P. Hamilton              Class A:  875,136
Trust u/a/d 6/2/58 f/b/o Peter Booth Wiley                     Class B:  583,424                         16.9
------------------------------------------------------------------------------------------------------------------------
Deborah E. Wiley as trustee of E. P. Hamilton Trust            Class A:  875,136
u/a/d 6/2/58 f/b/o                                             Class B:  583,424                         16.9
W. Bradford Wiley II
------------------------------------------------------------------------------------------------------------------------

*Shares of John Wiley & Sons, Inc.